Exhibit 99.1

MobileIron to be Acquired by Ivanti to Secure Every Endpoint and Power the Everywhere Enterprise

Transaction Creates World-Class Market Leader in Unified Endpoint Management, Zero Trust Security and Enterprise Service Management with Most Comprehensive Set of Solutions

MOUNTAIN VIEW, Calif., Sept. 28, 2020 -- MobileIron (NASDAQ:MOBL), the mobile-centric security platform for the Everywhere Enterprise, today announced that it has entered into an agreement to  be acquired by Ivanti, Inc., a leading provider of enterprise-grade intelligent IT management and security software solutions. Ivanti today also announced it has entered into an agreement to acquire Pulse Secure LLC, a leading provider of Secure Access and mobile security solutions to enterprise customers.

Under the terms of the agreement, Ivanti will acquire all outstanding shares of MobileIron common stock for a total value of approximately $872 million in cash. MobileIron stockholders will receive $7.05 in cash per share, representing a 27% premium to the unaffected closing price as of September 24, 2020. MobileIron’s Board of Directors unanimously approved the transaction and believes the transaction will maximize stockholder value.

The “future of work” now means enabling a secure workforce for the “work from everywhere” world through a mobile-centric, zero trust security strategy.  By bringing MobileIron and Pulse Secure into the Ivanti portfolio, organizations will be able to manage and secure users, devices, data, and access to ensure that every device in an organization is covered, while delivering a contextual personalized employee experience. The combined company will have the ability to enable and secure the Everywhere Enterprise. Additionally, customers will benefit from the expanded scale, corporate resources, service capabilities and financial flexibility that the transaction and combined hyper-automation platform will deliver. Upon completion of the transaction, the combined company will be led by Ivanti Chairman and CEO Jim Schaper.

“We are thrilled to join forces with Ivanti and Pulse Secure in a combination that will accelerate our ability to help organizations quickly and securely embrace the future of work, in which employees, IT infrastructures and customers are everywhere – and mobile devices provide access to everything,” added Simon Biddiscombe, CEO of MobileIron. “Bringing together our solutions will enable organizations to easily secure users, devices, data and access in the Everywhere Enterprise and we’re confident that this transaction will enable us to deliver comprehensive security for the next generation workforce, provide enhanced opportunities for our team of employees, and better serve our customer base. We’re confident this combination represents the best path forward for our stockholders and MobileIron.”

Backed by Clearlake Capital Group, L.P. and TA Associates Management L.P., the combined company’s solutions will extend to all devices, making Ivanti the leading provider of Unified Endpoint Management (UEM), Enterprise Service Management (ESM), and Zero Trust security solutions – and the only company on the market that provides end-to-end coverage. The transaction will enable Ivanti to deliver the most comprehensive set of solutions to discover, manage, secure, and service every endpoint for the Everywhere Enterprise, in which employees, IT infrastructures and customers are everywhere — and mobile devices provide access to everything.

“By combining MobileIron and Pulse Secure with Ivanti, we are creating a leader in the large and growing Unified Endpoint Management, Security and Enterprise Service Management markets. We now have the most comprehensive set of software solutions that addresses the growing market demand for the future of work,” said Jim Schaper, Ivanti Chairman and CEO. “With the integration of our industry knowledge and complementary product offerings, Ivanti will be well positioned to provide our expansive customer base with the critical tools needed to tackle IT challenges in the new normal. We welcome MobileIron’s and Pulse Secure’s employees, customers, and partner network to the Ivanti family, and thank Clearlake and TA Associates for their strong support in enabling these transformational transactions.”

“The Pulse Secure team is excited to join the Ivanti family in the next chapter of growth for the combined platform,” added Sudhakar Ramakrishna, CEO of Pulse Secure. “We believe that organizations looking for Unified Endpoint Management and Secure Access solutions will see the combined platform as a new, highly focused partner with the capabilities to deliver a complete, best-in-class, global solution. We appreciate Siris Capital for their phenomenal support over the past six years, which enabled us to invest in our products, people, and clients in order to achieve a wonderful outcome for shareholders and find a great home.”

Transaction Highlights

•	Under the terms of the agreement with MobileIron, Ivanti will acquire all outstanding shares of MobileIron common stock for a total value of approximately $872 million. MobileIron stockholders will receive $7.05 in cash per share, representing a 27% premium to the unaffected closing price as of September 24, 2020.

•	MobileIron’s Board of Directors unanimously approved the deal and believes the transaction will maximize stockholder value.

•	Morgan Stanley Senior Funding, Inc., BofA Securities, UBS Investment Bank, and BMO Capital Markets are providing debt financing for the acquisitions.

•	The closing of the transaction is expected in late Q4, subject to approval by MobileIron stockholders and the satisfaction of regulatory and customary closing conditions.

Advisors

•	Barclays acted as the exclusive financial advisor to MobileIron. Morrison & Foerster LLP acted as legal advisor to MobileIron.

About MobileIron

MobileIron is redefining enterprise security with the industry’s first mobile-centric security platform for the Everywhere Enterprise. In the Everywhere Enterprise, corporate data flows freely across devices and servers in the cloud, empowering workers to be productive anywhere they need to work. To secure access and protect data across this perimeter-less enterprise, MobileIron leverages a zero trust approach, which assumes bad actors are already in the network and secure access is determined by a “never trust, always verify” model.

MobileIron’s platform combines award-winning and industry-leading unified endpoint management (UEM) capabilities with passwordless multi-factor authentication (Zero Sign-On) and mobile threat defense (MTD) to validate the device, establish user context, verify the network, and detect and remediate threats to ensure that only authorized users, devices, apps, and services can access business resources in a “work from everywhere” world. Over 20,000 organizations, including the world’s largest financial institutions, intelligence agencies, and other highly regulated companies, have chosen MobileIron to enable a seamless and secure user experience in the Everywhere Enterprise.

About Ivanti

Ivanti automates IT and Security Operations to discover, manage, secure and service from cloud to edge. From PCs to mobile devices, VDI, and the data center, Ivanti discovers IT assets on-premises, in cloud, and at the edge, improves IT service delivery, and reduces risk with insights and automation. The company also helps organizations leverage modern technology in the warehouse and across the supply chain to improve delivery without modifying backend systems. Ivanti is headquartered in Salt Lake City, Utah and has offices all over the world. For more information, visit www.ivanti.com and follow @GoIvanti.

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Media contact:

Jenny Pfleiderer

press@mobileiron.com

Analyst contact:

Becca Chambers

bchambers@mobileiron.com

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of MobileIron, Inc. (“MobileIron”) by Ivanti, Inc. (the “Merger”).  In connection with the proposed Merger, MobileIron will file a proxy statement with the Securities and Exchange Commission (“SEC”), which MobileIron will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger.  BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOBILEIRON AND THE PROPOSED MERGER.  The proposals for the merger will be made solely through the proxy statement.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations Department at MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043.  Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by MobileIron with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.mobileiron.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Participants in the Solicitation

The directors and officers of MobileIron may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction.  Information regarding MobileIron’s directors and officers and their respective interests in MobileIron by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC.  Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.